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                                                                  EXHIBIT 10.9.1



                           FIRST AMENDMENT OF SUBLEASE

               This FIRST AMENDMENT OF SUBLEASE (this "AMENDMENT") dated as of January 25, 2000, by and between MORTON INTERNATIONAL, INC., an Indiana corporation ("SUBLESSOR") and UNIVERSAL ACCESS, INC., a Delaware corporation ("SUBLESSEE").

                                   WITNESSETH:

               WHEREAS, Sublessor and Sublessee entered into a certain Sublease dated as of May 15, 1999 (the "SUBLEASE") whereby Sublessor leased to Sublessee a portion of the real estate located on the east side of the 22nd Floor of 100 North Riverside Plaza, Chicago, Illinois (the "BUILDING"), as more fully described on Exhibit A to the Sublease (the "ORIGINAL PREMISES"); and

               WHEREAS, Sublessee desires to sublease approximately 13,036 additional square feet on the 23rd Floor of the Building (the "ADDITIONAL PREMISES"); and

               WHEREAS, Sublessor and Sublessee desire by this instrument to amend the Sublease to expand the Original Premises by adding the Additional Premises to the Original Premises, subject to the terms and conditions hereinafter set forth.

               NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

               1. Effective as of the 23rd Floor Commencement Date (as hereinafter defined) the term "Sublease Premises" in the Sublease shall hereinafter be considered to refer to the Original Premises and the Additional Premises. From and after the 23rd Floor Commencement Date, for all purposes of the Sublease, the word "Sublease Premises" as used therein shall be deemed to mean, collectively, the Original Premises and the Additional Premises.

               2. The Term with respect to the Additional Premises shall commence on February 1, 2000 (the "23RD FLOOR COMMENCEMENT DATE") and shall terminate on December 31, 2000, unless sooner terminated in accordance with the Sublease as amended by this Amendment. Notwithstanding anything to the contrary in the Sublease or this Amendment, Sublessor shall, as of July 1, 2000, have the right to terminate the Sublease with respect to the Additional Premises at any time upon 90 days prior written notice to Sublessee.

               3. Effective as of the 23rd Floor Commencement Date, the monthly installments of Gross Base Rent shall be increased by Thirty-Four Thousand Seven Hundred Sixty-Two and 67/100 Dollars ($34,762.67) per month (the "ADDITIONAL GROSS BASE RENT"), which Additional Gross Base Rent is attributable to the Additional Premises. For all purposes of the Sublease, the term "Gross Base Rent" as used therein shall be deemed to mean Three Hundred Eighty-Two Thousand Three Hundred Eighty-Nine and 33/100 Dollars ($382,389.33). Sublessee's obligation to pay the Additional Base Rent shall commence on the 23rd Floor Commencement Date. Notwithstanding anything to the contrary herein, in the event Sublessor



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elects to terminate the Sublease with respect to the Additional Premises prior to December 31, 2000, in accordance with Paragraph 2 herein, then Sublessee's obligations to pay the Additional Gross Base Rent from and after the date of termination shall cease and the Gross Base Rent shall be reduced by an amount equal to the Additional Gross Base Rent which would have been owed for the period from and after the date of such termination.

               4. As additional security for the faithful and prompt performance of its obligations under this Amendment, Sublessee has, concurrently with the execution of this Amendment, paid to Sublessor an amount equal to Thirty-Four Thousand Seven Hundred Sixty-Two and 67/100 Dollars ($34,762.67) (the "ADDITIONAL SECURITY DEPOSIT"). From and after the 23rd Floor Commencement Date, for all purposes of the Sublease, the term "Security Deposit" as used therein shall be deemed to mean Sixty-Seven Thousand Four Hundred Sixty-One and 34/100 Dollars ($67,461.34). Notwithstanding anything to the contrary in the Sublease, if Sublessor elects to terminate the Sublease with respect to the Additional Premises prior to December 31, 2000 in accordance with Paragraph 2 herein, then the Additional Security Deposit shall be paid to Sublessee subject to the terms and conditions of Section 18 of the Sublease.

               5. Sublessee and Sublessor each represent and warrant unto each other that it has not dealt with any real estate brokers in connection with this Amendment except for Binswanger CBB and Dean Topping & Company (collectively, the "BROKERS") and, to its knowledge, no person other than the Brokers is entitled to any commission in connection with this Amendment. Each party hereby indemnifies, defends and holds the other party harmless from and against any and all claims of any real estate broker for commissions in connection with this Amendment (other than the Brokers pursuant to Sublessor's written agreement with Brokers) which claims arise from alleged dealings with such party. Sublessor shall pay to Brokers any brokerage fee required under the Sublessor's written agreement with the Brokers.

               6. The obligations of Sublessor and Sublessee under this Sublease are conditioned and contingent upon Landlord's written consent to this Amendment. In the event that Landlord's consent is not obtained before or on February 1, 2000, this Amendment shall automatically terminate and become null and void and Sublessor shall return to Sublessee any Additional Security Deposit delivered to it and neither Sublessor nor Sublessee shall have any further obligations or liabilities hereunder to each other with respect to the Additional Premises. Sublessee shall not be entitled to possession of the Additional Premises until the Landlord's written consent has been received.

               7. Except as in this Amendment specifically provided, the Sublease shall remain unchanged and in full force and effect, including, without limitation, the $400,000 limit on aggregate damages recoverable by Sublessee in accordance with Section 17 of the Sublease.

               8. All capitalized terms used in this Amendment but not defined herein shall have the same meaning ascribed to such terms in the Sublease.

               9. This Amendment and the Sublease shall be deemed one instrument and, in the event of a conflict between this Amendment and the Sublease, the terms and provisions of this Amendment shall, in all instances and for all purposes, control.



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               10. For purposes of negotiating and finalizing this Amendment, transmissions via facsimile shall be treated in all manners and respects as original documents and any signature thereon shall be considered an original signature and shall have the same binding legal effect as the original document. At the request of either party, the other parties shall re-execute this Amendment.

               11. This Amendment may be signed in counterparts, each when taken together shall constitute one document.


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               IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this First Amendment of Sublease and it shall be effective on the date first written above.


MORTON INTERNATIONAL, INC.,                  UNIVERSAL ACCESS, INC.,
an Indiana corporation                       a  Delaware corporation


/s/ Rosemary Collins                         /s/ PATRICK C. SHUTT
-----------------------------------          -----------------------------------
By: Rosemary Collins                         By: PATRICK C. SHUTT
   --------------------------------             --------------------------------
      Its: Vice President                          Its: President & CEO
          -------------------------                    -------------------------



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